                             JATO COMMUNICATIONS CORP.


                              SERIES B PREFERRED STOCK
                                 PURCHASE AGREEMENT


                                   APRIL 16, 1999

                             JATO COMMUNICATIONS CORP.


                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT


       THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of this 16th day of April, 1999, by and among JATO COMMUNICATIONS CORP., a Delaware corporation (the "COMPANY"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                      RECITALS

       WHEREAS, the Company has authorized the sale and issuance of an aggregate of sixteen million (16,000,000) shares of its Series B Preferred Stock, $.01 par value (the "SHARES"); and

       WHEREAS, the Company desires to issue and sell the Shares to the Purchasers and the Purchasers severally desire to purchase some or all of the Shares from the Company on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.    AGREEMENT TO SELL AND PURCHASE

       1.1 AUTHORIZATION OF SHARES. On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "CONVERSION SHARES"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as EXHIBIT B (the "CERTIFICATE").

       1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the First Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on EXHIBIT A at a purchase price of $1.50 per share.

SECTION 2.    CLOSING, DELIVERY AND PAYMENT

       2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement (the "FIRST CLOSING") shall take place on the date hereof, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, or at such other time or place as the Company and Purchasers may mutually agree. The subsequent closing(s) of the sale and purchase of Shares as set forth in Section 2.3 below shall take place at such time and place as the Company and Purchasers participating therein shall mutually agree (a "SUBSEQUENT


                                       1.

CLOSING") (the First Closing and any Subsequent Closing shall collectively be referred to herein as a "CLOSING" and each such date is referred to as a "CLOSING DATE")

       2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers one or more stock certificates, as each Purchaser may request, representing the number of Shares to be purchased at such Closing by each Purchaser, registered in such Purchaser's name, against payment of the purchase price therefor, by check or wire transfer made payable to the order of the Company.

       2.3 SUBSEQUENT SALES OF SHARES. At any time on or before the 30th day following the First Closing, the Company may sell up to the balance of the Shares not sold at the First Closing. All such sales shall be made on the terms and conditions set forth in this Agreement. Any Shares sold pursuant to this
Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement; PROVIDED, THAT, the Company may not sell in excess of an aggregate of fifteen million six hundred thousand (15,600,000) shares (including those shares sold at the First Closing) of Series B Stock (as adjusted for stock splits, stock dividends and the like).

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchasers at the First Closing or at any Subsequent Closing, as the case may be, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

       3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and Subsidiary (as defined in Section 3.2 below) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and Subsidiary has all requisite corporate power and authority to own and operate their respective properties and assets. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Investors' Rights Agreement, in the form attached hereto as EXHIBIT C (the "INVESTORS' RIGHTS AGREEMENT"), and the Stockholders' Agreement, in the form attached hereto as EXHIBIT D (the "STOCKHOLDERS' AGREEMENT"), issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and the Certificate. Each of the Company and Subsidiary has the requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Company and Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of their respective activities and of their respective properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or Subsidiary or their respective businesses. The Company has made available to the Purchasers true, correct and complete copies of the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof. The Company has made available to the Purchasers true, correct and complete copies of Subsidiary's Certificate of Incorporation and Bylaws, each as amended to date and in full force and effect on the date hereof. Since its inception, Subsidiary has had no operations and has not incurred any material obligations.


                                       2.

       3.2 SUBSIDIARIES. Other than JATO Operating Corp., a Delaware corporation (the "SUBSIDIARY"), the Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company owns shares of the Subsidiary free and clear of all encumbrances.

       3.3    CAPITALIZATION; VOTING RIGHTS.

              (a) The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) forty million (40,000,000) shares of Common Stock, of which six million two hundred fifty thousand two (6,250,002) shares are issued and outstanding, and (b) nineteen million (19,000,000) shares of Preferred Stock, of which three million (3,000,000) shares are designated Series A Preferred Stock, of which one million seven hundred fifty-one thousand nine hundred eighty five (1,751,985) are issued and outstanding, and of which sixteen million (16,000,000) shares are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance. As of the First Closing, there has been no action taken by the Company which would have required an adjustment to the Series B Conversion Price, as defined in the Certificate. Except as set forth on
Schedule 3.3 hereto and except as may be granted pursuant to this Agreement or the Investors' Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Shares and the Conversion Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable, subject to no preemptive rights, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed.

              (b) The authorized capital stock of Subsidiary consists of one hundred (100) shares of Common Stock, all of which are issued and outstanding and held of record by the Company.

       3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and the Employment Agreements (as defined in
Section 5.1(j)), the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Closing. The Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and the Employment Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms,


                                       3.

except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 3.11 of the Investors' Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

       3.5    FINANCIAL STATEMENTS. The Company has delivered to each Purchaser
(i) its unaudited balance sheet as at December 31, 1998 and unaudited statement of income and cash flows for the period from inception and ending December 31, 1998 and (ii) its unaudited balance sheet as at March 31, 1999 (the "STATEMENT DATE") and unaudited consolidated statement of income for the three-month period ending on the Statement Date (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1998 and the Statement Date; PROVIDED, HOWEVER, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and may not contain all footnotes required under generally accepted accounting principles.

       3.6 LIABILITIES. The Company has no material liabilities and, to its knowledge, knows of no material contingent liabilities not otherwise disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

       3.7    AGREEMENTS; ACTION.

              (a) Except as set forth on Schedule 3.3 hereto and except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

              (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

              (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or


                                       4.

liabilities individually less than $25,000, in excess of $75,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

              (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

       3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

       3.9 ABSENCE OF CHANGES. Except as set forth in Schedule 3.9, since the Statement Date, there has not been:

              (a) Any change in the assets, liabilities, financial condition, earnings or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, earnings or operations of the Company;

              (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

              (c) Any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

              (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

              (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

              (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than immaterial advances made in the ordinary course of business;


                                       5.

              (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder including, without limitation, any (i) increase in the compensation payable or to become payable by the Company to any of the Company's employees, (ii) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or for the credit of the Company's employees, or
(iii) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement (whether or not subject to ERISA) made or agreed to by the Company;

              (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

              (i)    Any labor organization activity;

              (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

              (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

              (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

              (m) (i) Any change in practice with respect to taxes, (ii) any making, changing or revoking of any tax election, or (iii) any settlement or compromise of any dispute involving a tax liability;

              (n) Any change in the number of shares of capital stock of the Company issued and outstanding;

              (o) Any failure to conduct the business of the Company in the ordinary course;

              (p) Any change in the method of accounting or accounting practice of the Company;

              (q)    Any change in the Company's lines of business; or

              (r) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company. For purposes of this subsection (r), a material and adverse effect shall only be deemed to occur if its monetary impact exceeds, or with the passage of time, will exceed $75,000.


                                       6.

       3.10   REAL PROPERTIES; TANGIBLE PERSONAL PROPERTY.

              (a) REAL PROPERTIES. Schedule 3.10 sets forth each lease or other agreement (including easements) under which the Company leases or has rights in any real property (the "REAL PROPERTY LEASES," and, each individually, a "REAL PROPERTY LEASE"). The Company has a valid and subsisting leasehold interest in all the real property which is the subject of each Real Property Lease. The Company does not presently own, and has never owned, any real property and does not presently operate, and has never operated, any real property, other than as a lessee.

              (b)    TANGIBLE PERSONAL PROPERTY.  Except as set forth in
Schedule 3.10 hereto, (i) the Company has good, marketable and valid title to all of the items of tangible personal property used in its operations and (ii) all such tangible personal property is reflected on the Company's unaudited Financial Statements, except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practices. The tangible personal property of the Company is in good repair and working order, reasonable wear and tear excepted, and constitutes all of the tangible personal property necessary for the operation of the business as currently conducted.

       3.11 PATENTS AND TRADEMARKS. The Company is the sole owner, free of any lien or encumbrance, of, or has a valid license, on commercially reasonable terms, to, all U.S. and foreign patents, registered designs, copyrights, computer software and databases, trademarks, service marks and trade names, whether or not registered, and other trade secrets, research and development, formulae, inventions, processes, know-how and proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "PROPRIETARY RIGHTS") necessary for the conduct of its business as now conducted (the "COMPANY RIGHTS"). The Company's rights in the Company Rights are, to the Company's knowledge, valid and enforceable. The Company has received no demand, claim, notice or inquiry from any person in respect of the Company Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of the Company in, any such Company Rights. There are no outstanding options, licenses or agreements of any kind relating to the Company Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has taken, and will take, all actions which are necessary in order to protect the Company Rights and to acquire additional Proprietary Rights, consistent with prudent commercial practices in the telecommunications industry. To the knowledge of the Company, the Company is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other person. To the knowledge of the Company, no person is infringing any Company Rights. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company's business by the employees of the Company, nor will, to the Company's knowledge, the conduct of the Company's business as proposed conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made


                                       7.

prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

       3.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, the Employment Agreements and the Compliance Certificate to be delivered pursuant to Section 5.1(f) hereof, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

       3.13 LITIGATION. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of or in violation of any order, writ, injunction, judgment or decree or any rule or regulation of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

       3.14 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. Neither the Company nor the Subsidiary is a party to any agreement relating to allocating or sharing the payment of, or liability for taxes with respect to, any taxable period. Neither the Company nor Subsidiary has any deferred income


                                       8.

reportable for a period ending after the Closing Date that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date.

       3.15 EMPLOYEES. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. Neither the Company, nor any entity which is required to be aggregated with the Company pursuant to Sections 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986 has any liability whether actual or contingent, with respect to any employee benefit plan or arrangement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. To the Company's knowledge, the Company is in compliance with all laws and orders relating to the employment of labor, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes. There are no complaints, charges or claims against the Company pending, or, to the Company's knowledge, threatened to be brought or filed, with any governmental entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company.

       3.16 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement that effectively waives any ownership rights in the invention or authorship of any Company Rights and has assigned to the Company all rights with respect thereto. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of the works or inventions pursuant to such employee, officer or consultant's Non-Competition, Proprietary Information and Inventions Agreement in the form attached hereto as EXHIBIT E.

       3.17 OBLIGATIONS OF MANAGEMENT. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

       3.18 REGISTRATION RIGHTS. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to


                                       9.

register (as defined in Section 1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

       3.19 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Schedule 3.19 sets forth the states in which the Company has obtained all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

       3.20 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

       3.21 FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Investors' Rights Agreement, the Stockholders' Agreement and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to the Company and known to the Company which materially adversely affects, or reasonably could be expected to materially adversely affect in the future, the business, property or assets, or financial condition of the Company, which has not been set forth in this Agreement or in the other documents described herein or furnished to the Purchasers by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

       3.22 APPLICATION OF PROCEEDS. The proceeds of the sale of the Shares will be used by the Company to fund the capital expenditures and working capital needs of the Company and for other general corporate purposes. The Company does not own any "margin security' within the meaning of Regulation G (12 CFR Part
207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). Neither the Company nor any agent acting on its behalf, has taken or will take any action which might cause this Agreement to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal


                                       10.

Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same hereafter may be in effect.

       3.23 CERTAIN LIMITATIONS. Neither the nature of the Company, nor any of its respective businesses or properties, nor any relationship between the Company and any other person, nor any circumstance in connection with the offer, issue, sale or delivery of the Shares (other than in any such case, any matter relating to the Purchasers) is, such as to require or give rise to any limitation on any Purchaser's ownership of any equity securities of the Company.

       3.24   ENVIRONMENTAL.

              (a) To the Company's knowledge, the Company complies, and at all times has complied, in all material respects with all applicable Environmental Laws. For the purposes hereof, "ENVIRONMENTAL LAW" shall mean any judgment, decree, order, law, permit, license, rule, regulation or agency requirement relating to or addressing the environment, health or safety (to the extent relating to exposure to any hazardous substance), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act and any federal, state, local or foreign statute, regulation, ordinance, order or decree relating to health, safety (in the case of health and safety to the extent relating to exposure in the workplace or otherwise to any Hazardous Substance) or the environment.

              (b) There is not now pending or, to the Company's knowledge, threatened any action, claim, proceeding or investigation nor has the Company received any notice, claim, demand letter, or request for information at any time, alleging that the Company may be in violation of, or liable under, any Environmental Law.

              (c) To the Company's knowledge, without initiating any inquiry, there are no hazardous substances located on the properties currently or formerly owned or operated by the Company (including soil, groundwater or surface features and buildings or structures thereon) other than as permitted under applicable Environmental Laws, and none of the properties contain, or has contained, any underground storage tank.

       3.25 INSURANCE. The Company maintains and/or is covered by valid policies of workers' compensation insurance and of insurance with respect to its properties and business. The Company currently maintains, in full force, insurance covering the risks of the Company, if any, of such types and in such amounts and with such deductibles as are customary for other companies engaged in similar lines of business and with good and responsible insurance companies.

       3.26 SMALL BUSINESS MATTERS. The Company acknowledges that ABN AMRO Private Equity is a federally licensed Small Business Investment Company (an "SBIC HOLDER") under the Small Business Investment Company Act. The information regarding the Company and its affiliates in Small Business Administration Form 480, Form 652 and Parts A and B of Form 1031 delivered at or promptly following the Closing is accurate in all material respects. Neither the Company nor any subsidiary of the Company presently engages in, or shall hereinafter


                                       11.

engage in, any activities, nor shall the Company nor any subsidiary of the Company use the proceeds from the sale of Series B Stock directly or indirectly for any purpose for which an SBIC Holder is prohibited from providing funds by Small Business Investment Company Act regulations.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

       Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

       4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement has been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable laws.

       4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

              (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

              (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.


                                       12.

              (c) ACCREDITED INVESTOR. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

              (d) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

              (e) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on EXHIBIT A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on EXHIBIT A.

       4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement and the Stockholders' Agreement.

SECTION 5.    CONDITIONS TO CLOSING

       5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT EACH CLOSING. Purchasers' obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each Closing, of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. With respect to the First Closing, the representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of such Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing. With respect to any Subsequent Closing, the Company shall have delivered an updated Schedule of Exceptions satisfactory to the Purchasers, and the representations and warranties made by the Company in
Section 3 hereof, as modified by such revised Schedule of Exceptions, shall be true and correct in all material respects as of such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

              (b) LEGAL INVESTMENT. On each Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

              (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the


                                       13.

Stockholders' Agreement (except for such as may be properly obtained subsequent to the Closing).

              (d) FILING OF CERTIFICATE. The Certificate shall have been approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

              (e) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

              (f) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (e) of this Section 5.1 have been satisfied.

              (g) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement, substantially in the form attached hereto as EXHIBIT C, shall have been executed and delivered by the parties thereto.

              (h) STOCKHOLDERS' AGREEMENT. A Stockholders' Agreement, substantially in the form attached hereto as EXHIBIT D, shall have been executed and delivered by the parties thereto.

              (i) BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be five (5) members and the Board shall consist of Leonard Allsup, Brian Gast, Gregg Mockenhaupt and James Collis, with one (1) vacancy existing.

              (j) LEGAL OPINION. At the First Closing, the Purchasers shall have received from Cooley Godward LLP an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT F.

              (k) EMPLOYMENT AGREEMENTS. Leonard Allsup, Bruce Dines, Brian Gast, Patrick Green and Rex Humston shall have each executed and delivered an Employment Agreement (collectively, the "EMPLOYMENT AGREEMENTS"), in form and substance satisfactory to the Purchasers participating in the First Closing.

              (l) MINIMUM AMOUNT OF INVESTMENT. A minimum of ten million (10,000,000) shares of the Company's Shares shall be sold at the First Closing.

              (m) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, all documents and instruments incident to such transactions and all documents, instruments and proceedings related to the Purchasers' business, technical and legal due diligence shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                                       14.

              (n)    EXPENSES.  On the Closing Date, the Company shall have paid
(i) the reasonable out-of-pocket expenses of Crest Communications Partners, L.P. and CEA Capital Partners USA, L.P. and (ii) the reasonable fees and expenses of Dewey Ballantine LLP and Kraskin, Lesse & Cosson, LLP as special counsel to the Purchasers, in an amount not to exceed $75,000.

              (o) CREDIT FACILITY. As of the First Closing Date, the Company shall have received a commitment for the credit facility with Lucent Technologies on terms and conditions acceptable to the Purchasers.

              (p) BYLAWS. The Company shall have amended its bylaws, substantially in the form attached hereto as EXHIBIT G.

       5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all respects at the date of each Closing, with the same force and effect as if they had been made on and as of said date.

              (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before each Closing.

              (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investors' Rights Agreement (except for such as may be properly obtained subsequent to the Closing).

              (d) FILING OF CERTIFICATE. The Certificate shall have been approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

              (e) INVESTORS' RIGHTS AGREEMENT. An Investors' Rights Agreement, substantially in the form attached hereto as EXHIBIT C, shall have been executed and delivered by the Purchasers.

              (f) STOCKHOLDERS' AGREEMENT. A Stockholders' Agreement, substantially in the form attached hereto as EXHIBIT D, shall have been executed and delivered by Purchasers.

              (g) EMPLOYMENT AGREEMENTS. Leonard Allsup, Bruce Dines, Brian Gast, Patrick Green and Rex Humston shall have each executed and delivered an Employment Agreement, in form and substance satisfactory to the Purchasers participating in the First Closing.


                                       15.

              (h) MINIMUM AMOUNT OF INVESTMENT. A minimum of ten million (10,000,000) shares of the Company's Shares shall be sold at the First Closing.

SECTION 6.    MISCELLANEOUS

       6.1 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado without regard to its conflict-of-laws rules.

       6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

       6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

       6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, including the Investors' Rights Agreement and the Stockholders' Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

       6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       6.6    AMENDMENT AND WAIVER.

              (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least sixty-six and two-thirds percent (66 2/3%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

              (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least sixty-six and two thirds percent (66 2/3%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

       6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a


                                       16.

waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or under the Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, the Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

       6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon receipt after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

       6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       6.11 BROKER'S FEES. Each party hereto represents and warrants that, with the exceptions of Daniels & Associates and North River Ventures, Inc., the fees and expenses of which shall be paid by the Company, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.11 being untrue.

       6.12 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement, including any dispute with respect to, or attempt to enforce the provisions of, the Certificate or Shares, should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Certificate or the Shares, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.


                                       17.

       6.13 EXPENSES. The Company shall pay all reasonable costs and expenses incurred with respect to the negotiation, execution and delivery of any amendment to this Agreement, the Certificate, the Investors' Rights Agreement and the Stockholders' Agreement, to the extent any such amendment would adversely affect the holders of Series B Stock.

       6.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       18.

     IN WITNESS WHEREOF, the parties hereto have executed the SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                PURCHASERS:

JATO COMMUNICATIONS CORP.               ------------------------------------
                                        Please Print Name of Purchaser

By:     /s/ Brian E. Gast               By:
   -----------------------------           ---------------------------------

Name:                                   Name:
     ---------------------------             -------------------------------

Title:                                  Title:
      --------------------------              ------------------------------

1099-18th Street, Suite 700             Address:
Denver, CO  80202                               ----------------------------

                                        ------------------------------------


                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                     EXHIBIT A

                    SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                           FIRST CLOSING:  APRIL 16,1999



       NAME AND ADDRESS                NUMBER OF SHARES          PURCHASE PRICE
       ----------------                ----------------          --------------

 Crest Communications                      4,000,000              $6,000,000.00
 Partners L.P.
 320 Park Avenue
 17th Floor
 New York, NY 10022
   Attn: Gregg Mockenhaupt

 CEA Capital Partners USA, L.P.            3,057,200              $4,585,800.00
 17 State Street
 35th Floor
 New York, NY  10004
   Attn: Steve McCall

 CEA Capital Partners USA                    942,800              $1,414,200.00
 CI, L.P.
 17 State Street
 35th Floor
 New York, NY  10004
   Attn: Steve McCall

 ABN AMRO Capital (USA), Inc.              1,631,816              $2,447,724.00
 208 S. LaSalle Street
 10th Floor
 Chicago, IL  60604
   Attn: Daniel Forman

 I Eagle Trust                               590,554                $885,831.00
 208 S. LaSalle Street
 10th Floor
 Chicago, IL  60604
   Attn: Daniel Forman

 ABN AMRO Incorporated                       110,963                $166,444.50
 208 S. LaSalle Street
 10th Floor
 Chicago, IL  60604
   Attn: Daniel Forman



 Access Technology Partners, L.P.          1,580,000              $2,370,000.00
 Hambrecht & Quist
 One Bush Street
 San Francisco, CA  94104
   Attn: Alex Sloan

 Access Technology Partners                   17,500                 $26,250.00
 Brokers Fund, L.P.
 Hambrecht & Quist
 One Bush Street
 San Francisco, CA  94104
   Attn: Alex Sloan

 Hambrecht & Quist California                195,000                $292,500.00
 One Bush Street
 San Francisco, CA  94104
   Attn: Alex Sloan

 Hambrecht & Quist Employee                   75,000                $112,500.00
 Venture Fund, L.P. II
 One Bush Street
 San Francisco, CA  94104
   Attn: Alex Sloan

 H&Q JATO Communications                     132,500                $198,750.00
 Investors, L.P.
 Hambrecht & Quist
 One Bush Street
 San Francisco, CA  94104

 John P. Raeder, Jr. and                     133,333                $199,999.50
 Deborah M. Raeder, as Joint
 Tenants
 5625 S. Bellaire Ct.
 Greenwood Village, CO 80121

 Gilbert Family Trust                         75,000                $112,500.00
 1211 Whispering Oaks
 Danville, CA  94506
   Attn: Dean Gilbert

 Jeffrey D. Morgan                            66,666                 $99,999.00
 2883 Lee Hill Road
 Boulder,  CO 80302



 Karin W. Morgan                              66,666                 $99,999.00
 2883 Lee Hill Road
 Boulder, CO  80302

 Marty S. Clayman                             66,666                 $99,999.00
 2401 Shady Oak Place
 Lexington, KY 40515

 Michael S. Grunwald                          66,666                 $99,999.00
 C/o Lehman Brothers
 555 California Street
 30th Floor
 San Francisco, CA  94104

 Robert J. Grubb                              40,000                 $60,000.00
 7259 Longview Drive
 Niwot, CO  80503

 Richard K. Coleman, Jr.                      33,333                 $49,999.50
 22 Viking Drive
 Englewood, CO  80110

 GC&H Investments                             33,333                 $49,999.50
 C/o Cooley Godward LLP
 One Maritime Plaza
 20th Floor
 San Francisco, CA  94111
   Attn: John Cardoza

 Mark T. Stolte                               33,333                 $49,999.50
 22595 Treetop Lane
 Golden, CO  80401

 Seybold Brothers Investments                16,666                 $24,999.00
 4075 Hermitage Road
 Colorado Springs, CO 80906
   Attn: William Seybold

 Leonard Allsup                                  333                    $500.00
 1720 Wyncoop
 Unit 203
 Denver, CO  80202-1077

 TOTAL                                    12,965,328             $19,447,992.50

                               SUBSEQUENT CLOSINGS


      NAME AND ADDRESS           NUMBER OF SHARES     PURCHASE PRICE   DATE OF
      ----------------           ----------------     --------------   -------
                                                                       PURCHASE
                                                                       --------
 William J.B. Brady III                  33,333         $50,000.00     April 19, 1999
 Credit Suisse First Boston
 2400 Hanover Street
 Palo Alto, CA  94304

 Stephen S. Hyde and                    133,333        $200,000.00     April 22, 1999
 Lorreen L. George, joint
 Tenants w/Right of
 Survivorship
 31 Broadmoor Avenue
 Colorado Springs, CO
 80906

 Frank P. Quattrone and                  33,333         $50,000.00     April 29, 1999
 Denise Foderavo, Trustees
 Quattrone Family Trust
 UTA DTD 9/14/91
 Credit Suisse First Boston
 2400 Hanover Street
 Palo Alto, CA  94304

 Ian C. and Susan D. Griffis             33,333         $50,000.00     April 30,  1999
 3519 E. Palmer Divide Road
 Larkspur, CO  80118

 Charles Calloway                        40,000         $60,000.00     April 29, 1999
 1616 17th Street, Suite 600
 Denver, CO  80202

 Mark Mangiola                           33,333         $50,000.00     April 29, 1999
 425 Broadway Street
 Redwood City, CA 94063

 Benefactor Funding Corp.                33,333         $50,000.00     May 10, 1999
 234 Columbine Street
 Suite 240
 Denver, CO  80206
 Attn:  Randy Carter

 Richard  &  Julie K. Wham               66,666        $100,000.00     May 10, 1999
 JTWROS
 15 Polo Club Drive
 Denver, CO  80209



 Gerald H. Parrick III                   66,666        $100,000.00     May 11, 1999
 25 Sandlewood Drive
 Novato, CA 94945

 Bruce E. Dines, Jr.                      3,333          $5,000.00     May 12, 1999
 825 York Street
 Denver, CO  80206

 Jill S. Dines                            3,333          $5,000.00     May 12, 1999
 825 York Street
 Denver, CO  80206

 Katherine Dines                          3,333          $5,000.00     May 12, 1999
 2000 Little Raven #1-C
 Denver, CO  80202

 Curtis J. Ahart                         66,666        $100,000.00     May 13, 1999
 6090 Spruce Hill Court
 Shorewood, MN  55331

 Keith Bennett                           66,666        $100,000.00     May 14, 1999
 16728 E. Prentice Circle
 Aurora, CO  80015

 Richard K. Coleman, Jr.                 33,333         $50,000.00     May 13, 1999
 22 Viking Drive
 Englewood, CO  80110

 SUBTOTAL:                              649,994        $975,000.00

 TOTAL SERIES B FINANCING            13,615,322     $20,422,992.50

                                     EXHIBIT B

                       RESTATED CERTIFICATE OF INCORPORATION

                                     EXHIBIT C

                            INVESTORS' RIGHTS AGREEMENT

                                     EXHIBIT D

                              STOCKHOLDERS' AGREEMENT

                                     EXHIBIT E

                          FROM OF PROPRIETARY INFORMATION
                              AND INVENTIONS AGREEMENT

      NON-COMPETITION, PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


    As an employee of JATO Communications Corp., a Delaware corporation, its subsidiaries or its affiliates (together, the "Company"), and as a condition of my employment by the Company and in consideration of the compensation now and hereafter paid to me, I agree to the following (the "Agreement"):

    1.  MAINTAINING CONFIDENTIAL INFORMATION

          (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, this shall include information relating to products, processes, know-how, methods, software, developmental work, improvements, discoveries, plans for marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, confidential information shall not include any information which:

    (i) at the time of disclosure, or thereafter, is generally available to and known by the public;

    (ii) was or is available to me on a non-confidential basis from a source other than the Company; or

    (iii) has been independently acquired or developed by me without violating any of my obligations under this Agreement, as shown by my competent written records.

          (b) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. I agree that I owe the Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company's agreement with the third party, disclose it to any person, firm or corporation or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company.

    2.  ASSIGNMENT OF INVENTIONS AND ORIGINAL WORKS.

    I agree that I will make prompt written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company all my right, title and interest in and to any ideas, inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or reduce to practice, or cause to be conceived or reduced to practice, during the period of my employment with the Company and for one (1) year after my employment. This Agreement will not be deemed to require assignment of any invention developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

    3.  NO CONFLICTS OR SOLICITATION

    For the period of my employment by the Company and for one (1) year following my termination, I will not interfere with the business of the Company by (i) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other entity engaged in marketing or selling the type of products and services offered by the Company or (ii) directly soliciting the business of any customer or client of the Company (other than on behalf of the Company) for the type of products and services offered by the Company.

    4.  COVENANT NOT TO COMPETE.

          (a) I agree that during my employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a "Restricted Business" in a "Restricted Territory" (as defined below). It is agreed that ownership of (i) no more than ten percent (10%) of the outstanding voting stock of a publicly traded corporation or (ii) any stock I presently own or (iii) any options or other rights to acquire shares of a company's capital stock I presently own shall not constitute a violation of this provision.

          (b)  As used herein, the terms:

    (i) "Restricted Business" shall mean any competitive local exchange carrier, high speed data communication services provider or any business which otherwise engages in any other manner in any business which is competitive with the Company.

    (ii) "Restricted Territory" shall mean all regions within a fifty mile radius of those cities in which the Company operates, or has disclosed to you that it intends to operate, a business.

    5.  RETURN OF COMPANY DOCUMENTS

    When I leave the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all documents and other property, together with all copies thereof (in whatever medium recorded) belonging to the Company, its successors or assigns whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

    6.  LEGAL AND EQUITABLE REMEDIES

    Because my services are personal and unique and because I may have access to and become acquainted with the proprietary information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

    7. NOT AN EMPLOYMENT CONTRACT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at a ny time, with or without cause.

    8.  GENERAL PROVISIONS.

          (a) GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of Colorado, excluding conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Colorado for any lawsuit filed there against me by the Company arising from or relating to this Agreement, or such other location as the Company's principal executive office may then be located.

          (b) SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect. Moreover, if any restriction set forth in Sections 3 or 4 hereof is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) BENEFIT; BINDING EFFECT. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

          (d) SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

    I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

    I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.


Dated:
      -----------------------          ------------------------------
                                       Name


                                       Address
                                              -----------------------

                                       ------------------------------

                                       ------------------------------


ACCEPTED AND AGREED TO:

JATO COMMUNICATIONS CORP.


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------

                                     EXHIBIT F

                                   LEGAL OPINION

                                    EXHIBIT G

                               FORM OF AMENDED BYLAWS

                                  TABLE OF CONTENTS


                                                                                 PAGE

Section 1.  AGREEMENT TO SELL AND PURCHASE. . . . . . . . . . . . . . . . . . . . . 1

      1.1      Authorization of Shares. . . . . . . . . . . . . . . . . . . . . . . 1

      1.2      Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.  CLOSING, DELIVERY AND PAYMENT . . . . . . . . . . . . . . . . . . . . . 1

      2.1      Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      2.2      Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

      2.3      Subsequent Sales of Shares . . . . . . . . . . . . . . . . . . . . . 2

Section 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . 2

       3.1     Organization, Good Standing and Qualification. . . . . . . . . . . . 2

       3.2     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

       3.3     Capitalization; Voting Rights. . . . . . . . . . . . . . . . . . . . 3

       3.4     Authorization; Binding Obligations . . . . . . . . . . . . . . . . . 3

       3.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 4

       3.6     Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

       3.7     Agreements; Action . . . . . . . . . . . . . . . . . . . . . . . . . 4

       3.8     Obligations to Related Parties . . . . . . . . . . . . . . . . . . . 5

       3.9     Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . 5

       3.10    Real Properties; Tangible Personal Property. . . . . . . . . . . . . 7

       3.11    Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . 7

       3.12    Compliance with Other Instruments. . . . . . . . . . . . . . . . . . 8

       3.13    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

       3.14    Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . 8

       3.15    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

       3.16    Proprietary Information and Inventions Agreements. . . . . . . . . . 9

       3.17    Obligations of Management. . . . . . . . . . . . . . . . . . . . . . 9

       3.18    Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . 9

       3.19    Compliance with Laws; Permits. . . . . . . . . . . . . . . . . . . .10

       3.20    Offering Valid . . . . . . . . . . . . . . . . . . . . . . . . . . .10

       3.21    Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .10

       3.22    Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . .10

       3.23    Certain Limitations. . . . . . . . . . . . . . . . . . . . . . . . .11

                                       i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE

       3.24    Environmental. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

       3.25    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

       3.26    Small Business Matters . . . . . . . . . . . . . . . . . . . . . . .11

Section 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. . . . . . . . . . . .12

       4.1     Requisite Power and Authority. . . . . . . . . . . . . . . . . . . .12

       4.2     Investment Representations . . . . . . . . . . . . . . . . . . . . .12

       4.3     Transfer Restrictions. . . . . . . . . . . . . . . . . . . . . . . .13

Section 5.  CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .13

       5.1     Conditions to Purchasers' Obligations at each Closing. . . . . . . .13

       5.2     Conditions to Obligations of the Company . . . . . . . . . . . . . .15

Section 6.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

       6.1     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

       6.2     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

       6.3     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .16

       6.4     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .16

       6.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

       6.6     Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . .16

       6.7     Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . . . .16

       6.8     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

       6.9     Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . .17

       6.10    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

       6.11    Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .17

       6.12    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .17

       6.13    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

       6.14    Exculpation Among Purchasers . . . . . . . . . . . . . . . . . . . .18


                                      ii.

                                            INDEX OF EXHIBITS


Schedule of Purchasers                           Exhibit A

Restated Certificate of Incorporation            Exhibit B

Investors' Rights Agreement                      Exhibit C

Stockholders' Agreement                          Exhibit D

Form of Non-Competition Proprietary
  Information and Inventions Agreement           Exhibit E

Form of Legal Opinion                            Exhibit F

Form of Amended Bylaws                           Exhibit G